Exhibit 99.2

STONEMOR INC. ANNOUNCES PROPOSED PRIVATE OFFERING OF SENIOR SECURED NOTES

BENSALEM, PA – April 20, 2021 – StoneMor Inc. (NYSE: STON) (“StoneMor” or the “Company”), a leading owner and operator of cemeteries and funeral homes, announced today that its intention to offer $400 million aggregate principal amount of its senior secured notes due 2029 (the “Notes”) in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), subject to market and other conditions (the “Offering”). The Notes will be senior secured obligations of the Company and will be guaranteed by certain of the Company’s domestic subsidiaries and by any foreign subsidiary that guarantees any future credit facility.

The Company intends to use a substantial portion of the net proceeds of the Offering to redeem all of the currently outstanding approximately $345 million of 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “2024 Notes”) issued by its wholly-owned subsidiaries StoneMor Partners L.P. and Cornerstone Family Services of West Virginia Subsidiary, Inc., and to pay related fees and expenses. Any remaining proceeds will be used for general corporate purposes, which may include acquisitions.

The Notes have not been registered under the Securities Act or any state securities laws and are expected to be offered only to persons who are reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance on Regulation S. Unless so registered, the Notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About StoneMor Inc.

StoneMor Inc., headquartered in Bensalem, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 304 cemeteries and 70 funeral homes in 24 states and Puerto Rico. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials and all services which provide for the installation of this merchandise.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s ability to complete the offering of the Notes, its application of the net proceeds from the offering and the redemption of the outstanding 2024 Notes. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from the expectations indicated in the forward-looking statements include uncertainties relating to market conditions for corporate debt securities generally and for the securities of deathcare companies and for the Company in particular and general economic or political conditions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

CONTACT

Investor Relations

StoneMor Inc.

(215) 826-4438